Exhibit 99.7

Unaudited Financial and Other Statistical Information for the Three and Six-Month

Periods Ended August 31, 2004, and Guidance for Fiscal Year 2005

AZZ incorporated

Condensed Consolidated Statements of Income

(unaudited)

($ in Thousands except per share amount)

	Three Months Ended August 31, 2004	Six Months Ended August 31, 2004
Net Sales	$36,510,459	$76,203,956
Costs and Expenses:
Cost of sales	30,001,809	62,498,144
Selling, general and administrative	4,629,767	9,379,525
Interest expense	428,057	870,174
Other expense, net	10,614	38,532

	$35,070,247	$72,786,375

Income before income taxes	1,440,212	3,417,581

Income tax expense	532,400	1,264,468

Net income	$907,812	$2,153,113

Earnings per share:
Basic	$0.17	$0.40

Diluted	$0.16	$0.39

AZZ incorporated

Condensed Consolidated Balance Sheet

(unaudited)

($ in Thousands)

Period Ended August 31, 2004
Assets:

Current assets:
Cash and cash equivalents	$1,257,353
Accounts receivable, net of allowance for doubtful accounts	21,998,505
Inventories	17,135,643
Costs and estimated earnings in excess of billings on uncompleted contracts	1,911,263
Deferred income taxes	1,648,050
Prepaid expenses and other	621,514

Total current assets	44,572,327

Net property, plant, and equipment	34,932,276

Goodwill, less accumulated amortization	40,962,104

Other Assets	1,387,843

$121,854,550

Liabilities and Shareholders’ Equity:

Current liabilities:
Accounts payable	$11,588,893
Accrued liabilities	7,785,473
Long-term debt due within one year	5,500,000

Total current liabilities	24,874,366

Long-term debt due after one year	23,125,000

Deferred income taxes	1.939,580

Shareholders’ equity	71,915,605

$121,854,550

AZZ incorporated

Condensed Consolidated Statement of Cash Flows

(unaudited)

($ in Thousands)

Period Ended August 31, 2004
Net cash provide by operating activities	$5,384,934
Net cash used in investing activities	(3,492,898)
Net cash provided by (used in) financing activities	(2,079,665)

Net decrease in cash and cash equivalents	(187,629)
Cash and cash equivalents at beginning of year	1,444,982

Cash and cash equivalents at end of year	$1,257,353

AZZ incorporated

Financial and Other Statistical Information

(unaudited)

($ in Thousands)

Information regarding operations and assets by segment is as follows:

	Three Months Ended August 31, 2004	Six Months Ended August 31, 2004
Net sales:
Electrical and Industrial Products	$23,435	$51,045
Galvanizing Services	13,076	25,159

	$36,511	$76,204

Operating income (a):
Electrical and Industrial Products	$1,319	$3,231
Galvanizing Services	2,386	4,725

	$3,705	$7,956

General corporate expenses	$1,810	$3,612
Interest expense	429	870
Other (income) expense, net (b)	26	56

	$2,265	$4,538

Income before income taxes	$1,440	$3,418

Total assets:
Electrical and Industrial Products	$73,203	$73,203
Galvanizing Services	43,869	43,869
Corporate	4,783	4,783

	$121,855	$121,855

(a)	Operating income consists of net sales less cost of sales, specifically identifiable general and administrative expenses and specifically identifiable selling expenses.
(b)	Other (income) expense, net includes gains and losses on sale of property, plant and equipment and other (income) expense not specifically identifiable to a segment.

AZZ incorporated

Financial and Other Statistical Information

(unaudited)

($ in Thousand except per share amount)

	Actual Quarter Ended August 31, 2004	Actual Year to Date August 31, 2004	Projected Year Ended Feb. 28, 2005
Net Sales:
Electrical and Industrial Products	$23,435	$51,045	$94,000 to $101,000
Galvanizing Services	$13,076	$25,159	$46,000 to $49,000

Total Sales	$36,511	$76,204	$140,000 to $150,000

Diluted earnings per share	$0.16	$.39	$.75 to $.85

Operating Margins:
Electrical and Industrial Products	5.6%	6.3%	7%
Galvanizing Services	18.2%	18.8%	18%

Cash Provided By Operations		$5,385	$7,000
Capital Expenditures		$3,493	$6,000
Depreciation and Amortization of Intangible Assets and Debt Issue Cost		$2,813	$6,000

AZZ incorporated

Financial and Other Statistical Information

(unaudited)

($ in Thousand)

Quarter Ended Aug. 31, 2004
Book to Ship Ratio:
5/31/04 Backlog	$51,900
Qtr. Ending 8/31/04 Bookings	38,400
Qtr. Ending 8/31/04 Shipments	36,500
8/31/04 Backlog	53,800
Book to Ship Ratio	1.05 to 1

Outstanding Accounts Receivable Days	56

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